CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-95451, 33-25218, 33-44191, 33-
50847, 33-50849, and 33-58778) of The Perkin-Elmer
Corporation of our report dated July 25, 1995, appearing on page 45 of the Annual Report to Shareholders for 1995 of The Perkin-Elmer Corporation which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.




PRICE WATERHOUSE LLP




Stamford, Connecticut
September 26, 1995



                         EXHIBIT 23